Exhibit 99.1

Listed on the New York Stock Exchange (CLP)     NEWS RELEASE

Colonial Properties Trust Reports Results for Third Quarter 2012
-Same-Property Portfolio NOI Increases 8.3%-

BIRMINGHAM, Ala. - October 25, 2012 - Colonial Properties Trust (NYSE: CLP) announced its results for the quarter ended September 30, 2012.

For the third quarter 2012, the company reported a net loss available to common shareholders (EPS) of $6.5 million, or $0.08 per diluted share, compared with net income available to common shareholders of $12.5 million, or $0.14 per diluted share, for the same period in 2011. The decrease over the prior-year period is primarily attributable to $23.7 million of gains recognized from the sale of six multifamily apartment communities during the third quarter 2011, partially offset by an increase in multifamily same-property net operating income (NOI) in 2012 as a result of improving rental rates and income derived from multifamily apartment communities acquired during 2011 and 2012. For the nine months ended September 30, 2012, the company reported net income available to common shareholders of $4.0 million, or $0.04 per diluted share, compared with a net loss available to common shareholders of $5.6 million, or $0.07 per diluted share, for the same period in 2011. The increase is primarily attributable to the increase in multifamily same-property NOI as a result of improving rental rates and income derived from multifamily apartment communities acquired during 2011 and 2012.

Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the third quarter 2012 was $29.0 million, or $0.31 per diluted share, compared with $26.4 million, or $0.28 per diluted share, for the same period in 2011. FFO for the nine months ended September 30, 2012 totaled $86.9 million, or $0.92 per diluted share, compared with $78.4 million, or $0.87 per diluted share, for the same period in 2011. The increase over the prior-year periods is primarily attributable to an increase in NOI from the company's multifamily same-property communities as a result of improving rental rates and income from multifamily apartment communities acquired in 2011 and 2012.

A reconciliation of net income/loss available to common shareholders to FFO, and a reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose are included in the financial tables accompanying this press release.

“We were able to produce another quarter of strong multifamily operating results and further execute on our business strategy,” noted Thomas H. Lowder, Chairman and Chief Executive Officer. “Rates on new and renewal leases continue to improve and same-property occupancy increased to 96.7 percent. In addition, we received an investment grade rating from Moody's, which reflects the improvement in our balance sheet and the benefits of the ongoing simplification of our business."

Highlights for the Third Quarter 2012

•	Multifamily same-property NOI increased 8.3 percent compared with third quarter 2011

•	Ended the quarter with multifamily same-property physical occupancy of 96.7 percent

•	Multifamily same-property revenue increased 5.6 percent compared with third quarter 2011

•	Completed development and stabilized Colonial Grand at Hampton Preserve in Tampa, Florida, with 93.8 percent occupancy at September 30, 2012

•	Received investment grade credit rating of Baa3 from Moody's Investors Service

•	Subsequent to quarter end, acquired Colonial Grand at Research Park for $38.0 million and disposed of Colonial Promenade Alabaster for a total of $37.4 million

Multifamily Operating Performance

Multifamily NOI for the third quarter 2012 increased 8.3 percent compared with the third quarter 2011 for the 30,323 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 5.6 percent and expenses increased 2.0 percent compared with the third quarter 2011. The increase in revenues was primarily due to an improvement in both new and renewal lease rates, and an increase in occupancy. The increase in expenses is primarily due to an increase in real estate taxes and payroll costs. Same-property physical occupancy as of September 30, 2012, was 96.7 percent, compared with 96.1 percent at September 30, 2011.

Sequentially, multifamily same-property NOI for the third quarter 2012 decreased 0.2 percent compared with the second quarter 2012, with revenues increasing 2.2 percent and expenses increasing 5.9 percent compared with the prior quarter. The increase in expenses is primarily due to seasonal increases in utilities and repair and maintenance costs in the third quarter 2012 compared to the second quarter 2012.

Asset Recycling Transactions

In October 2012, the company purchased the 370-unit Colonial Grand at Research Park, a Class A garden style multifamily apartment community in Raleigh/Durham, North Carolina, for a total purchase price of $38.0 million of which $21.3 million was used to repay existing property-specific debt. The company previously had a 20 percent ownership interest in the property. As of September 30, 2012, the property was 94.1 percent occupied.

Additionally, on October 24, 2012, the company sold the 612,000-square-foot retail center Colonial Promenade Alabaster in Birmingham, Alabama, for $37.4 million.

Development Activity

During the quarter, the company completed construction of Colonial Grand at Hampton Preserve, a $52.2 million multifamily development with 486 units in Tampa, Florida. As of September 30, 2012, the property was 93.8 percent occupied.

Construction continued during the quarter on six wholly owned apartment communities: Colonial Grand at Double Creek, a $31.7 million development with 296 units in Austin, Texas; Colonial Grand at Lake Mary (Phase I), a $30.3 million development with 232 units in Orlando, Florida; Colonial Grand at Lake Mary (Phase II), a $13.9 million development with 108 units in Orlando, Florida; Colonial Reserve at South End, a $59.3 million development with 353 units in Charlotte, North Carolina; Colonial Grand at Randal Park, a $57.0 million development with 462 units in Orlando, Florida; and Colonial Grand at Ayrsley (Phase II), a $9.1 million development with 81 units in Charlotte, North Carolina.

Financing Activity

On August 15, 2012, the company repaid $80 million of outstanding senior notes due 2012 bearing interest at 6.875 percent per annum with borrowings on the company's unsecured credit facility.

In September 2012, Moody's Investors Service upgraded the company's senior unsecured debt credit rating to investment grade with a rating of Baa3 and a stable outlook.

Other Charges

During the third quarter 2012, the company recorded a non-cash impairment charge of $3.0 million related to a commercial asset, which has been classified as held-for-sale on the company's balance sheet. This non-cash impairment charge is reflected in EPS, but does not impact FFO.

Additionally, $0.9 million of non-cash charges were recorded in the third quarter 2012 related to a for-sale residential parcel of land held in a joint venture located in Atlanta, Georgia. The sale of this parcel of land is anticipated to occur in 2013. This impairment charge is reflected in EPS and FFO.

Quarterly Dividend on Common Shares

On October 24, 2012, the Board of Trustees declared a quarterly cash dividend on common shares for the fourth quarter 2012 of $0.18 per common share. The dividend is payable November 13, 2012, to shareholders of record as of November 5, 2012, representing an ex-dividend date of November 1, 2012.

2012 EPS and FFO per Share Guidance

Based on the third quarter results and transactions occurring during the third quarter and anticipated to occur in the fourth quarter, the company has updated its diluted EPS and FFO per share guidance range, certain assumptions and the timing of certain transactions for the full-year 2012. These projections are set forth and reconciled below:

	Full-Year 2012 Range
	Low	-	High

Diluted EPS	$0.33	-	$0.47
Plus: Real Estate Depreciation & Amortization	1.45	-	1.45
Less: Gain on Sale of Operating Properties	(0.55)	-	(0.65)
Total Diluted FFO per share	$1.23	-	$1.27

Following are the assumptions reflected in the company's full-year 2012 guidance:

•	Multifamily same-property net operating income: growth of 7.0 to 7.75 percent.

◦	Revenue: Increase of 5.0 to 5.50 percent

◦	Expense: Increase of 2.25 to 2.75 percent

•	Development spending of $100 million to $110 million.

•	Acquisitions of $115 million to $185 million.

•	Dispositions of $150 million to $375 million.

•	Land and for-sale residential property dispositions of $5 million to $8 million.

•	Corporate G&A expenses of $23 million to $24 million.

The company's guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company's control and all of which are subject to change. The company's guidance may change if actual results vary from these assumptions.

For additional details regarding the company's disposition and investment activities, see the company's Supplemental Financial Highlights available on the company's website at www.colonialprop.com.

Conference Call and Supplemental Materials

The company will hold its quarterly conference call Thursday, October 25, 2012, at 1:30 p.m. Central Time. The call will include a review of the company's third quarter performance and a discussion of the company's strategy and expectations for the future.

To participate, please dial 1-800-936-4761. As with previous calls, a replay will be available for seven days by dialing 1-800-633-8284; the conference ID is 21544176. Access to the live call and a replay will also be available through the company's website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”

Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company's overall financial position. For a copy of Colonial Properties' detailed Supplemental Financial Highlights, please visit the company's website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of September 30, 2012, the company owned, had partial ownership in or managed 35,067 apartment units and 4.6 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company's website at www.colonialprop.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before non-controlling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure in the company's industry and is presented to assist investors in analyzing the company's performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company's financial and operating performance. This is because, by excluding the effect of real estate depreciation, gains (or losses) from sales of properties and impairment write-downs of depreciable real estate (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company's industry.

The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

Property Net Operating Income - The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company's consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled "(loss) income from continuing operations" is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

The company's method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company's needs, including the company's ability to make distributions.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding future dispositions and developments, development costs, credit ratings, operating performance outlook and other business fundamentals, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits (including the European sovereign debt crisis), high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company's ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2011, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

CONTACT:     Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2012

BALANCE SHEET
($ in 000s)	As of	As of
	9/30/2012	12/31/2011
ASSETS
Real Estate Assets
Operating Properties	$3,315,910	$3,445,455
Undeveloped Land & Construction in Progress	302,923	306,826
Total Real Estate, before Depreciation	3,618,833	3,752,281

Less: Accumulated Depreciation	(768,829)	(731,894)
Real Estate Assets Held for Sale, net	238,040	10,543

Net Real Estate Assets	3,088,044	3,030,930

Cash and Equivalents	4,931	6,452
Restricted Cash	23,528	43,489
Accounts Receivable, net	25,277	26,762
Notes Receivable	42,576	43,787
Prepaid Expenses	19,180	19,912
Deferred Debt and Lease Costs	24,810	22,408
Investment in Unconsolidated Subsidiaries	8,362	12,303
Other Assets	48,463	52,562
Total Assets	$3,285,171	$3,258,605

LIABILITIES
Unsecured Credit Facility	$183,624	$184,000
Notes and Mortgages Payable	1,644,140	1,575,727
Total Debt	1,827,764	1,759,727
Accounts Payable	36,965	50,266
Accrued Interest	15,911	11,923
Accrued Expenses	42,521	15,731
Investment in Unconsolidated Subsidiaries	6,967	31,577
Other Liabilities	36,335	25,208
Total Liabilities	1,966,463	1,894,432

Redeemable Common Units	160,093	159,582

EQUITY
Limited Partner's Noncontrolling Interest	700	728

Cumulative Earnings	1,271,911	1,267,958
Cumulative Distributions	(1,910,306)	(1,862,838)
Common Equity, including Additional Paid-in Capital	1,973,065	1,965,812
Treasury Shares, at Cost	(150,163)	(150,163)
Accumulated Other Comprehensive Loss	(26,592)	(16,906)
Total Equity, including Noncontrolling Interest	1,158,615	1,204,591
Total Liabilities and Equity	$3,285,171	$3,258,605

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	9/30/2012	12/31/2011
Basic
Shares	88,114	87,474
Operating Partnership Units (OP Units)	7,153	7,169
Total Shares & OP Units	95,267	94,643

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2012

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Revenues
Minimum Rent	$79,892	$72,152	$235,073	$209,170
Tenant Recoveries	2,178	2,173	6,615	6,109
Other Property Related Revenue	14,757	12,411	41,293	35,509
Other Non-Property Related Revenue	1,275	1,967	4,090	5,950
Total Revenues	98,102	88,703	287,071	256,738

Operating Expenses
Operating Expenses:
Property Operating Expense	28,187	26,328	79,337	72,584
Taxes, Licenses and Insurance	10,819	9,789	32,304	29,285
Total Property Operating Expenses	39,006	36,117	111,641	101,869
Property Management Expense	3,238	2,395	9,085	6,998
General and Administrative Expense	5,896	5,204	17,108	15,595
Management Fees and Other Expenses	1,392	2,028	5,206	5,681
Investment and Development Expenses (1)	41	458	632	1,437
Depreciation	29,804	28,032	87,968	83,292
Amortization	1,490	1,961	4,632	5,545
Impairment and Other Losses (2)	547	100	1,441	2,344
Total Operating Expenses	81,414	76,295	237,713	222,761

Income from Operations	16,688	12,408	49,358	33,977

Other Income (Expense)
Interest Expense	(23,037)	(22,309)	(69,367)	(63,582)
Debt Cost Amortization	(1,450)	(1,218)	(4,286)	(3,516)
Interest Income	459	332	2,010	1,001
(Loss) Income from Partially-Owned Investments	(517)	(618)	21,505	(1,091)
Gain (Loss) on Sale of Property	142	75	(94)	19
Income Tax and Other	(224)	(221)	(690)	(740)
Total Other Income (Expense)	(24,627)	(23,959)	(50,922)	(67,909)
Loss from Continuing Operations	(7,939)	(11,551)	(1,564)	(33,932)

Discontinued Operations
Income from Discontinued Operations (2)	977	2,325	5,882	6,907
Gain (Loss) on Disposal of Discontinued Operations	—	23,675	(14)	23,675
Net Income from Discontinued Operations	977	26,000	5,868	30,582

Net (Loss) Income	(6,962)	14,449	4,304	(3,350)

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(12)	(4)	(29)	(47)
Noncontrolling Interest in CRLP - Preferred	—	(906)	—	(2,719)
Noncontrolling Interest in CRLP - Common	597	957	120	2,924
Discontinued Operations
Noncontrolling Interest in CRLP - Common	(73)	(1,997)	(442)	(2,437)
Loss (Income) Attributable to Noncontrolling Interest	512	(1,950)	(351)	(2,279)

Net (Loss) Income Available to Common Shareholders	$(6,450)	$12,499	$3,953	$(5,629)
____________________
Continued on following page

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2012

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
(Loss) Income per Share - Basic
Continuing Operations	$(0.09)	$(0.13)	$(0.02)	$(0.41)
Discontinued Operations	0.01	0.27	0.06	0.34
EPS - Basic	$(0.08)	$0.14	$0.04	$(0.07)

(Loss) Income per Share - Diluted
Continuing Operations	$(0.09)	$(0.13)	$(0.02)	$(0.41)
Discontinued Operations	0.01	0.27	0.06	0.34
EPS - Diluted	$(0.08)	$0.14	$0.04	$(0.07)

(1) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(2) During the three months ended September 30, 2012, the Company recorded a $3.0 million non-cash impairment charge on one of its commercial properties currently classified as held for sale (included in "Income from Discontinued Operations"), as well as a $0.4 million non-cash impairment charge on one of its joint venture investments holding undeveloped land. In addition to these impairment charges, during the nine months ended September 30, 2012, the Company recorded $0.9 million in charges as a result of warranty claims on units previously sold at two of the Company's for-sale residential projects and $0.3 million in non-cash impairment charges (included in "Income from Discontinued Operations"). During the nine months ended September 30, 2011, the Company recorded a
$1.5 million charge for a loss contingency related to certain litigation, $0.6 million in casualty losses and $0.2 million in non-cash impairment charges.

SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Basic
Shares	87,325	86,573	87,183	83,250
Operating Partnership Units (OP Units)	7,153	7,253	7,161	7,265
Total Shares & OP Units	94,478	93,826	94,344	90,515

Dilutive Common Share Equivalents	—	—	—	—

Diluted (1)
Shares	87,325	86,573	87,183	83,250
Total Shares & OP Units	94,478	93,826	94,344	90,515

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2012

FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Net (Loss) Income Available to Common Shareholders	$(6,450)	$12,499	$3,953	$(5,629)
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	(524)	1,040	322	(487)
Total	(6,974)	13,539	4,275	(6,116)

Adjustments - Consolidated Properties
Depreciation - Real Estate	30,993	31,634	94,124	95,165
Amortization - Real Estate	1,527	2,228	5,147	6,259
Impairment on Depreciable Asset	2,979	—	3,250	—
Remove: (Gain)/Loss on Sale of Property, net of Income Tax and
Noncontrolling Interest	(142)	(23,751)	107	(23,695)
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax
and Noncontrolling Interest	142	75	(127)	6
Total Adjustments - Consolidated	35,499	10,186	102,501	77,735

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	308	1,678	2,459	4,927
Amortization - Real Estate	62	1,181	784	2,363
Remove: (Gain)/Loss on Sale of Property	310	—	(22,399)	22
Total Adjustments - Unconsolidated	680	2,859	(19,156)	7,312

Funds from Operations	$29,205	$26,584	$87,620	$78,931

Income Allocated to Participating Securities	(228)	(183)	(685)	(563)

Funds from Operations Available to Common Shareholders and Unitholders	$28,977	$26,401	$86,935	$78,368

FFO per Share
Basic	$0.31	$0.28	$0.92	$0.87
Diluted	$0.31	$0.28	$0.92	$0.87

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the
Company's performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company's industry.

The Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
FFO should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF REVENUES
	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Divisional Total Revenues
Multifamily - Same Property	$82,013	$77,628	$241,133	$228,554
Multifamily - Non-Same Property (1)	11,227	8,776	30,160	21,992
Commercial	13,693	19,626	49,080	58,450
Total Divisional Revenues	106,933	106,030	320,373	308,996

Less: Unconsolidated Revenues - Multifamily	(489)	(462)	(1,441)	(1,877)
Less: Unconsolidated Revenues - Commercial	(1,165)	(6,813)	(10,349)	(19,918)
Discontinued Operations	(8,452)	(12,019)	(25,602)	(36,413)
Unallocated Corporate Revenues	1,275	1,967	4,090	5,950
Consolidated Revenue Adjusted - '11 Discontinued Operations (2)	98,102	88,703	287,071	256,738
Add: Additional Discontinued Operations Revenue, post filing (3)	—	8,402	—	25,606
Total Consolidated Revenue, per 10-Q (4)	$98,102	$97,105	$287,071	$282,344

RECONCILIATION OF EXPENSES
	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Divisional Total Expenses
Multifamily - Same Property	$33,239	$32,594	$95,884	$94,009
Multifamily - Non-Same Property (1)	5,032	4,668	13,531	11,423
Commercial	4,515	6,606	16,169	18,857
Total Divisional Expenses	42,786	43,868	125,584	124,289

Less: Unconsolidated Expenses - Multifamily	(236)	(218)	(673)	(941)
Less: Unconsolidated Expenses - Commercial	(342)	(2,283)	(3,821)	(6,582)
Discontinued Operations	(6,181)	(5,250)	(12,700)	(14,897)
Impairment - Discontinued Operations (5)	2,979	—	3,251	—
Total Property Operating Expenses	39,006	36,117	111,641	101,869
Property Management Expense	3,238	2,395	9,085	6,998
General and Administrative Expense	5,896	5,204	17,108	15,595
Management Fee and Other Expenses	1,392	2,028	5,206	5,681
Investment and Development Expenses (6)	41	458	632	1,437
Impairment and Other Losses	547	100	1,441	2,344
Depreciation	29,804	28,032	87,968	83,292
Amortization	1,490	1,961	4,632	5,545
Consolidated Expense Adjusted - '11 Discontinued Operations (2)	81,414	76,295	237,713	222,761
Add: Additional Discontinued Operations Expense, post filing (3)	—	6,565	—	19,869
Total Consolidated Expense, per 10-Q (4)	$81,414	$82,860	$237,713	$242,630

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Continued on following page

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF NOI
	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Divisional Total NOI
Multifamily - Same Property	$48,774	$45,034	$145,249	$134,545
Multifamily - Non-Same Property (1)	6,195	4,108	16,629	10,569
Commercial	9,178	13,020	32,911	39,593
Total Divisional NOI	64,147	62,162	194,789	184,707

Less: Unconsolidated NOI - Multifamily	(253)	(244)	(768)	(936)
Less: Unconsolidated NOI - Commercial	(823)	(4,530)	(6,528)	(13,336)
Discontinued Operations	(2,271)	(6,769)	(12,902)	(21,516)
Impairment - Discontinued Operations (5)	(2,979)	—	(3,251)	—
Unallocated Corporate Revenue	1,275	1,967	4,090	5,950
Property Management Expense	(3,238)	(2,395)	(9,085)	(6,998)
General and Administrative Expense	(5,896)	(5,204)	(17,108)	(15,595)
Management Fee and Other Expenses	(1,392)	(2,028)	(5,206)	(5,681)
Investment and Development Expenses (6)	(41)	(458)	(632)	(1,437)
Impairment and Other Losses	(547)	(100)	(1,441)	(2,344)
Depreciation	(29,804)	(28,032)	(87,968)	(83,292)
Amortization	(1,490)	(1,961)	(4,632)	(5,545)
Income from Operations	16,688	12,408	49,358	33,977
Total Other Income (Expense)	(24,627)	(23,959)	(50,922)	(67,909)
Loss from Continuing Operations (7)	(7,939)	(11,551)	(1,564)	(33,932)
Discontinued Operations	—	1,917	—	5,954
Loss from Continuing Operations, per 10-Q (4)	$(7,939)	$(9,634)	$(1,564)	$(27,978)

(1) Includes operations from for-sale portfolio.
(2) Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.
(3) Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.
(4) For prior period, reflects total consolidated revenue, expense or income (loss) from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).
(5) Includes non-cash impairment charges recorded on one of the Company's commercial assets, which is currently classified as held for sale.
(6) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(7) Loss from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.